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                                                                     EXHIBIT 4.3

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        Segundo Convenio Modificatorio al Convenio Maestro Post-Escision
        ----------------------------------------------------------------

Segundo Convenio Modificatorio al Convenio Maestro Post-Escision celebrado, por una parte, por Telefonos de Mexico, S.A. de C.V. (en lo sucesivo "Telmex"), representada en este acto por su Director de Finanzas y Administracion, Adolfo Cerezo Perez, y, por la otra parte, America Movil, S.A. de C.V., representada en este acto por su Director de Finanzas y Administracion, Carlos Jose Garcia Moreno Elizondo (en lo sucesivo "America Movil"), de acuerdo con las siguientes declaraciones y clausulas:


                                  DECLARACIONES


Declaran las partes, por conducto de sus representantes, que:

1. Con fecha 25 de septiembre de 2000 se llevo a cabo la Escision de Telmex resuelta por la Asamblea General Extraordinaria de Accionistas de Telmex de esa misma fecha (la "Asamblea").
                 --------

2. En la Asamblea se resolvieron, entre otros puntos, que al surtir efectos la escision y realizarse la aportacion en bloque que Telmex hizo a America Movil como consecuencia de la escision, el importe del capital social de Telmex seria de $402'900,048.30 M.N., el cual corresponderia integramente al capital minimo fijo sin derecho a retiro; en tanto que, el capital minimo fijo con el que quedaria constituida America Movil, tambien seria de $402'900,048.30 M.N. y deberia quedar representado por 3,266'191,868 acciones de la Serie "AA" comunes u ordinarias, nominativas, sin expresion de valor nominal; 345'648,701 acciones de la Serie "A" comunes u ordinarias, nominativas, sin expresion de valor nominal; y 12,504'161,363 acciones de la Serie "L", sin expresion de valor nominal, de voto limitado; y al quedar constituida America Movil, se encontraria en la tesoreria, para su recolocacion en los terminos del articulo 14 Bis 3 de la Ley del Mercado de Valores, un total de 1,631'487,932 de dichas acciones de la Serie "L". Asimismo, la Asamblea resolvio que las transmisiones de los bloques patrimoniales se adecuarian, en su caso, a las cantidades, caracteristicas y naturaleza juridica de los bienes y derechos existentes al operarse la escision.

3. Con fecha 18 de enero de 2001, celebraron un Convenio Maestro Post-Escision (el "Convenio Post Escision"), por virtud del cual, entre otros acuerdos,
     ----------------------
establecieron ciertos servicios legales, financieros, contables, de relaciones con inversionistas y otros de cualquiera otra indole que solicitara America Movil o cualquiera de sus subsidiarias a Telmex o a cualquiera de sus subsidiarias en los terminos de dicho Contrato.

4. Con fecha 15 de marzo de 2001, celebraron un Primer Convenio Modificatorio al Convenio Maestro Post-Escision.

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5.  Desean determinar algunas adecuaciones sobre los aspectos que mas adelante se describen, derivado de lo que se senala en el acta de escision de Telmex y de las operaciones con acciones de Telmex realizadas despues del 25 de septiembre de 2000 y antes del Dia de la Entrega, y reconocer ciertos ajustes a sus libros derivados de la Escision para concluir y finiquitar definitivamente los efectos que dichas operaciones generaron entre America Movil y Telmex por la escision.

6. En el Convenio Post Escision se definio como "Acciones Recompradas" tanto a las acciones que se mantenian por Telmex antes de la Asamblea como aquellas recompradas despues de la Asamblea y hasta el Dia de la Entrega, lo cual las partes consideran debe modificarse dado el trato diferencial que debe tener cada parte de acciones para los efectos de lo que previeron al convenir los acuerdos contenidos en la Clausula Decimoquinta del Convenio Post Escision.

7. Sus representantes tienen la autoridad y facultades suficientes para celebrar el presente Convenio, las cuales no han sido limitadas ni modificadas en forma alguna.


                                    CLAUSULAS


     Primera.  Las partes convienen en modificar, con efectos retroactivos al
25 de septiembre de 2000, la definicion de Acciones Recompradas a que se refiere la Clausula Primera del Convenio Post Escision e insertar una nueva definicion de Acciones Recompradas Post Escision, a fin de que en lo sucesivo queden redactada de la siguiente manera:

    "Acciones Recompradas     Aquellas  acciones  que Telmex  mantenia en
                              tesoreria al 25 de septiembre de 2000 , que constituyen las 1,631'487,932 acciones a que se refiere el Anexo "C" del acta de la
                              Asamblea indicada."

    "Acciones Recompradas
    Post Escision             Aquellas  acciones  recompradas  por Telmex del 26
                              de septiembre de 2000 hasta el Dia de la Entrega."

     Segunda. Las partes convienen en modificar, con efectos a partir del 30 de abril de 2001, la Clausula Decimoquinta del Convenio Post Escision, a fin de que en lo sucesivo quede redactada de la siguiente manera:

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     DECIMOQUINTA  ACCIONES RECOMPRADAS Y ACCIONES RECOMPRADAS POST ESCISION.
                   ---------------------------------------------------------

15.1  ACCIONES RECOMPRADAS:  Telmex cancelara el cupon correspondiente a la
      ---------------------
entrega de las Acciones de America Movil por la Escision de Telmex, respecto a las Acciones Recompradas en los terminos de lo previsto por el ultimo parrafo de la Disposicion Segunda de la Circular 11-16 y sus modificaciones expedida por la entonces Comision Nacional de Valores el 27 de agosto de 1990 y demas disposiciones legales aplicables.

15.2  ACCIONES RECOMPRADAS POST ESCISION:  Telmex cancelara el cupon
      ----------------------------------
correspondiente a la entrega de las Acciones de America Movil por la Escision de Telmex, respecto a las Acciones Recompradas Post Escision en los terminos de lo previsto por el ultimo parrafo de la Disposicion Segunda de la Circular 11-16 y sus modificaciones expedida por la entonces Comision Nacional de Valores el 27 de agosto de 1990 y demas disposiciones legales aplicables. En consecuencia, conforme a lo previsto en la Resolucion II.1 de la Asamblea General Extraordinaria de Accionistas de Telmex del 25 de septiembre de 2000, las partes ajustaran sus libros para reflejar los montos que se arrojaron en el Dia de Entrega.

     Tercera. Salvo por las modificaciones acordadas por virtud de las Clausulas Primera y Segunda que anteceden, los demas terminos y condiciones del Convenio Post Escision no se modifican y conservan por lo tanto, su misma fuerza y alcances legales.

     Cuarta. Este Convenio estara regido y sera ejecutado de conformidad con las leyes aplicables en la Ciudad de Mexico, Distrito Federal. Asimismo, las partes en caso de controversia, se someten a la jurisdiccion de los tribunales competentes del Distrito Federal, renunciando a cualquier fuero que por razon de su domicilio o por cualquier otra causa pudiese corresponderles.

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Este Convenio se firma por cada una de las partes en 2 (dos) tantos, cada uno de los cuales se considerara un solo documento original el dia 30 de abril de 2001, en la Ciudad de Mexico, Distrito Federal.


TELEFONOS DE MEXICO, S.A. DE C.V.


Por: /s/Adolfo Cerezo Perez
    ----------------------------------------
Nombre: Adolfo Cerezo Perez
Cargo: Director de Finanzas y Administracion


AMERICA MOVIL, S.A. DE C.V.

Por: /s/Carlos Jose Garcia Moreno E.
    ------------------------------------------
Nombre: Carlos Jose Garcia Moreno E.
Cargo: Director de Finanzas y Administracion

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                                                      UNOFFICIAL TRANSLATION FOR
                                                      --------------------------
                                                       INFORMATION PURPOSES ONLY
                                                       -------------------------

          Second Amendment Agreement to Post-Spin-Off Master Agreement
          ------------------------------------------------------------

Second Amendment Agreement to the Post-Spin-Off Master Agreement entered into, on one part, by Telefonos de Mexico, S.A. de C.V. (hereinafter referred to as "Telmex") represented in this act by its Finance and Management Director, Adolfo Cerezo Perez, and, on the other part, America Movil, S.A. de C.V. represented in this act by its Finance and Management Director, Carlos Jose Garcia Moreno Elizondo (hereinafter referred to as "America Movil"), pursuant to the following
                                      -------------
statements and clauses:

                                   STATEMENTS

The parties state, through their representatives, that:

1. On September 25, 2000, the Telmex Spin-Off was carried by resolution of Telmex Stockholders General Special Meeting of same date (the "Meeting").
                                                               -------

2. Among other matters, the Meeting resolved that as the spin-off becomes effective and the block contribution that Telmex made to America Movil was carried out as a consequence of the spin-off, Telmex's capital stock would be $402'900,048.30 pesos, which would fully correspond to the fixed minimum capital and would not be entitled to withdrawals, while the minimum fixed capital with which America Movil would be incorporated, would also be $402'900,048.30 pesos and should be represented by 3,266'191,868 "AA" Series shares, either common or ordinary, nominative, with no par value expressed; 345'648,701 "A" Series shares, either common or ordinary, nominative, with no par value expressed; and 12,504'161,363 "L" Series shares, with no par value expressed, of limited vote, and, upon incorporation of America Movil, a total of 1,631'487,932 of the mentioned "L" Series shares would be in treasury for their replacement in terms of article 14 Bis 3 of the Securities Market Law. In addition, the Meeting determined that the transfers of the equity blocks would be adjusted, as necessary, to the amounts, features and legal nature of assets and rights existing at the time of the spin-off.

3.  On January 18, 2001, a Post-Spin-Off Master Agreement (the "Post-Spin-Off
                                                                -------------
Agreement") was entered into by virtue of which, among other agreements, certain
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legal, financing, accounting, relations with investors and other services of whatever kind were established as requested by America Movil or any of its subsidiaries to Telmex or any of its subsidiaries, subject to the terms of said Agreement.

4. On March 15, 2001, a First Amendment Agreement to the Post-Spin-Off Master Agreement was entered into.

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5. The parties wish to modify certain matters, as further described deriving from the content of Telmex spin-off minutes and the Telmex stock operations made after September 25, 2000, and before the Delivery Date, and acknowledging certain adjustments in its books derived from the Spin-Off to conclude and definitely settle the effects such operations generated between America Movil and Telmex by reason of the spin-off.

6. The Post-Spin-off Agreement defined both the shares held by Telmex before the Meeting as well as the stock repurchased after the Meeting and up to the Delivery Date, as "Repurchased Stock"; the parties consider that this should be amended in view of the differential treatment each portion of shares should have for the consequences of what they anticipated when they made the agreements contained in the Fifteenth Clause of the Post-Spin-Off Agreement.

7. Their representatives have the sufficient authority and powers to enter into the Agreement herein, which have not been limited nor modified in any way.

                                     CLAUSES

     First. The parties agree to amend retroactively as of September 25, 2000, the definition of Repurchased Stock referred to in the First Clause of the Post-Spin-Off Agreement and include a new definition of the Post-Spin-off Repurchased Stock, in order that henceforth they may be drafted and may read as follows:

         "Repurchased Stock                 Shares held by Telmex in
                                            treasury on September 25, 2000,
                                            constituting 1,631'487,932 shares
                                            referred to in Exhibit "C" in
                                            minutes of the indicated Meeting".

         "Post-Spin-off Repurchased
          Stock Those shares repurchased by Telmex from September 26, 2000, until the Delivery Date".

     Second. The parties agree to amend, with retroactive effects, as of April 30, 2001, the Fifteenth Clause of the Post-Spin-Off Agreement, in order that henceforth it shall be drafted and may read as follows:

     FIFTEENTH  REPURCHASED STOCK AND POST-SPIN-OFF REPURCHASED STOCK
                -----------------------------------------------------

15.1  REPURCHASED STOCK:  Telmex shall cancel the corresponding coupon upon
      ------------------
delivery of America Movil shares by reason of the Telmex Spin-Off, regarding the Repurchased Stock under the terms provided in last paragraph of Second Provision in Circular 11-16 and its amendments issued by the - at that time - National Securities Commission on August 27, 1990, and other legal applicable provisions.

15.2  POST-SPIN-OFF REPURCHASED STOCK:  Telmex shall cancel the corresponding
      --------------------------------
coupon upon delivery of the America Movil shares by reason of the Telmex Spin-Off, regarding the Post-Spin-Off Repurchased Stock under the terms provided in last paragraph of the Second Provision of Circular 11-16 and its

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amendments issued by the - at that time - National Securities Commission on
August 27, 1990, and other legal applicable provisions. Therefore, pursuant to provisions in Resolution II.1 of Telmex Special General Stockholders Meeting on September 25, 2000, the parties will adjust their financial statements to reflect the amounts shown on the Delivery Date.

     Third. Except for the amendments agreed upon by virtue of the preceding First and Second Clauses, the other terms and conditions of the Post-Spin-Off Agreement are not amended and therefore, retain the same force and significance of law.

     Fourth. This Agreement shall be governed and executed according to applicable laws in the City of Mexico, Federal District. In addition, in case of controversy, the parties are subject to the jurisdiction of the competent courts of the Federal District, waiving any court that might correspond as per their domicile or any other cause.

     This Agreement is executed by each party in 2 (two) copies, each copy shall be considered one sole original document, on April 30, 2001, in the City of Mexico, Federal District.


TELEFONOS DE MEXICO, S.A. DE C.V.


By: /s/Adolfo Cerezo Perez
   ---------------------------------------
Name: Adolfo Cerezo Perez
Position: Finance and Administration Director


AMERICA MOVIL, S.A. DE C.V.


By: /s/Carlos Jose Garcia Moreno E.
   -----------------------------------------
Name: Carlos Jose Garcia Moreno E.
Position: General Director and Attorney in Fact